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                                   EXHIBIT 19

                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY

CASUARINA CAYMAN HOLDINGS LTD.,              )
a Cayman Islands, British West Indies        )
corporation, and EDGECLIFF HOLDINGS,         )
LLC, a Kentucky limited liability company,   )
                                             )
                           Plaintiffs,       )
                                             )        Civil Action No. ________
                  v.                         )
                                             )
LODGIAN, INC., a Delaware corporation,       )
                                             )
                           Defendant.        )

                                    COMPLAINT
                                    ---------

         Plaintiffs, Casuarina Cayman Holdings Ltd. ("Casuarina") and Edgecliff Holdings, LLC ("Edgecliff"), by and through their undersigned attorneys, for their complaint, allege as follows:

         1. This action is brought pursuant to 8 Del. C. Section 211 to establish a date for the annual meeting of stockholders of Lodgian, Inc. ("Lodgian" or the "Company").

         2. Plaintiff Casuarina is a corporation organized under the laws of the Cayman Islands, British West Indies. Casuarina is the beneficial owner of 1,593,700 shares of Lodgian common stock, representing approximately 5.67% of the outstanding shares.

         3. Plaintiff Edgecliff is a Kentucky limited liability company, with its principal executive office in Fort Mitchell, Kentucky. Edgecliff is the record owner of 2,598,100 shares of Lodgian common stock, representing approximately 9.24% of the outstanding shares.
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                                                                              17

         4. Defendant Lodgian is a Delaware corporation, engaged in hotel ownership and management, with its principal place of business in Atlanta, Georgia.

         5. Upon information and belief, the Company has not held an annual meeting of stockholders for the election of directors since June 25, 1999 and, since that time, no action has been taken by written consent in lieu of an annual meeting to elect directors in accordance with Section 211(b).

         6. As of the date of filing of this Complaint, the Company has not announced any date for the holding of an annual meeting of stockholders.

         7. Pursuant to 8 Del. C. Section 211(c), in the event that a Delaware corporation fails to hold an annual meeting of stockholders for the election of directors or if there is a failure "to take action by written consent to elect directors in lieu of an annual meeting for a period of 30 days after the date designated for the annual meeting, or if no date has been designated, for a period of 13 months after the latest to occur of the organization of the corporation, its last annual meeting or the last action by written consent to elect directors in lieu of an annual meeting, the Court of Chancery may summarily order a meeting to be held upon the application of any stockholder or director."

         WHEREFORE, plaintiffs respectfully request that this Court enter an Order as follows:

         A. Summarily ordering the Company to hold an annual meeting of stockholders for the election of directors;
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                                                                              18

         B. Designating a time and place of such meeting, the record date for the determination of the stockholders of the Company entitled to vote, and the form of notice of such meeting;

         C. Awarding plaintiff costs and attorneys' fees of this litigation; and

         D. Granting such other and further relief as the Court deems proper.

                                   MORRIS, NICHOLS, ARSHT & TUNNELL


                                   --------------------------------
                                   Alan J. Stone
                                   Jessica Zeldin
                                   1201 N. Market Street
                                   P.O. Box 1347
                                   Wilmington, DE  19899
                                   (302) 658-9200
                                   Attorneys for Plaintiffs


OF COUNSEL:

Martin Flumenbaum
Michael C. Keats
PAUL, WEISS, RIFKIND, WHARTON
   & GARRISON
1285 Avenue of the Americas
New York, New York 10019
(212) 373-3000

July 19, 2000